Exhibit 99.1

August 7, 2023

Dear Shareholders,

I am pleased to share a comprehensive corporate update for the last eight months at Sadot Group Inc. (the “Sadot Group” or the “Company”) (Nasdaq: SDOT), which recently changed its name from “Muscle Maker Inc.” (Nasdaq: GRIL). With the addition of Sadot LLC (“Sadot Agri-Foods”) in November 2022, the Company executed a strategic pivot into the global agri-foods supply chain sector. This shift has resulted in a period of remarkable growth and progress for the Company. As noted in our Q1 2023 filings, Q1 2023 revenues were $213 million compared to Q1 2022 revenues of $3 million. Our Sadot Agri-Foods unit achieved $515 million in total revenue since November 2022 by generating over $45.7 million in top line revenue for the month of June 2023. This marks the eighth consecutive month in which Sadot Agri-Foods’ top line revenue exceeded $45 million. We look forward to sharing our continued revenue growth for Q2, 2023 on our upcoming earnings call that is scheduled for Thursday, August 10. To register and attend, please use this link: https://audience.mysequire.com/webinar-view?webinar_id=190e174d-78f6-40ef-b756-7bcc24eca200

It has been an extremely busy period with numerous developments and I would like to outline and highlight some of the significant milestones achieved during this time. We are proud of our people and partnerships, as well as the successful execution of our growth strategy that has transformed us into a global, food-focused organization, sourcing and providing healthier food options.

To underscore the strategic pivot into the global agri-foods supply chain sector, the Company took the momentous step of changing our name from Muscle Maker Inc. to Sadot Group Inc. effective July 27, 2023. The name change recognizes the Company’s evolution of our core business and aligns with our strategic vision as we transform into a global supply chain organization focused on sustainable agri-foods. In addition, the Company’s common stock began trading on NASDAQ under the ticker symbol “SDOT.”

Of note, the Sadot Group reported a net loss for Q1 2023 of $1,066,000. However, this net loss was primarily due to the non-cash charges we are required to incur under GAAP of $3,359,000 related to stock issuance expense incurred for the Company’s service agreement with Aggia LLC FZ who is providing operational management of Sadot Agri-Foods. I am pleased to inform you that we have amended the terms of the Aggia agreement effective April 1, 2023, allowing us to better reflect the true operational and financial performance of the Sadot Group. We have now issued the remaining shares. Additional details are provided below.

In addition to our remarkable financial performance, I would also like to reiterate and highlight that the Sadot Group was recently added to the Russell Microcap Index. This inclusion is a testament to our continued progress and growing market presence, and it further enhances our visibility among investors and the investment community.

Strategic Vision and Global Expansion

Late in 2022, the Sadot Group embarked on a strategic journey to become a global agri-foods supply chain organization, focused on sustainable solutions to the world’s food security issues. This vision propelled us to expand internationally, with headquarters in Ft. Worth, Texas, and operations and offices spanning across the United States, Dubai, Singapore, Ukraine, and Zambia. This expansion opened new avenues for growth and solidified the Company’s position as a global player in the food supply chain sector.

The Sadot Group is now a Truly Diversified Company with Multiple Verticals in the Food Supply Chain Sector

The Sadot Group has rapidly evolved and now operates within three key verticals of the global food supply chain, reinforcing our market presence and enhancing our capabilities:

1. TRADING OPERATIONS: This includes the global sourcing and trading of food and feed products such as soybean meal, wheat, and corn.

2. FARM OPERATIONS: We have ventured into crop farm production in Southern Africa with a focus on major commodities like wheat, soy, and corn, alongside high-value tree crops such as avocado and mango.

3. FOOD SERVICE OPERATIONS: Encompasses 47 fast casual restaurants across the United States and an international presence in Kuwait, with our flagship Pokémoto brand leading our food service operations.

Major Highlights, Milestones and Updates

1.	The formation of the Sadot Agri-Foods subsidiary and our strategic service agreement with Aggia to manage and operate the division.

The Sadot Group and Aggia entered into a service agreement in November of 2022 which has led to the steady and sustained revenue generation from of our Sadot Agri-Foods subsidiary since its formation. The Sadot Agri-Foods generated approximately $515 million to date and has contributed in excess of $9.9 million in net income for the Company. As per the terms of the service agreement with Aggia, Aggia has also nominated eight directors to our board and received Sadot Group common stock for their performance since Sadot Agri-Foods’ inception.

2.	Improved agreement with Aggia.

Recently, we made an important announcement regarding the amendment of our agreement with Aggia. The primary objective of this amendment is to provide clearer and more accurate financial reporting, ensuring our stakeholders have a transparent view of our progress and achievements. The effect of these changes will be reflected in the Sadot Group’s Q2 2023 earnings.

The revisions will streamline reporting processes and improve financial transparency. The amended agreement includes the following key changes:

A. Adjustment in Stock Issuance: For accounting purposes, the allocation of Sadot Agri-Foods’ net income for stock issuance has been modified from 80% down to 40%.

B. Debt Accumulation Formula: The formula for debt accumulation has also been revised to be based on 40% of Sadot Agri-Foods’ net income.

C. Immediate Issuance of Remaining Shares: To address the changes, the Sadot Group has issued all remaining shares (approximately 8.8 million shares) to Aggia, which will hold voting rights.

D. Claw Back Provision: In order to ensure fairness, a claw back provision has been implemented. The Sadot Group retains the right to reclaim any of the issued shares at the end of five years if they haven’t been earned as outlined above.

E. The primary objectives of these revisions are to simplify reporting processes, increase the Sadot Group’s allocation of Sadot Agri-Foods’ net income, and provide greater clarity regarding the Company’s financial performance.

To illustrate the potential impact of the amended agreement, below is a hypothetical scenario based on the Sadot Group’s actual Q1 2023 figures.

Q1 2023 Comparison of Revised to Previous Aggia agreement using
Sadot Agri-Foods’ actual Q1 2023 financials to illustrate the change to the Sadot Group’s Net Income.

	Revised Agreement	Previous Agreement
Sadot Agri-Foods Net Income	$4,300,000	$4,300,000
Stock allocation expense in %	40%	80%
Stock allocation expense in $	$-1,720,000	$-3,440,000
Sadot Agri-Foods income contribution to the Sadot Group’s overall net income	$2,580,000	$860,000

Under the amended agreement, Sadot Agri-Foods’ net income of $4.3 million for Q1 of 2023 would have contributed $2,580,000 to the Sadot Group’s overall net income as opposed to only $860,000 under the Previous agreement. As a result, the amended agreement would have transformed Sadot Group’s Q1 2023 overall reported net loss of -$1,066,000 into a positive net income gain of $654,000.

In conclusion, the amended service agreement aligns Sadot Group’s financial reporting with its operational performance, improves financial stability, and demonstrates the Company’s potential for sustained growth. The changes made provide a clearer representation of the Sadot Group’s true financial position, allowing stakeholders to make better-informed decisions. We are confident that these revisions position the Sadot Group on a path towards greater financial success.

3.	Establishing Farm Operations

In Q2’23, the Sadot Group acquired a 2000ha (hectares) commercial farm in Zambia’s Mkushi Region. The farm produces grains such as wheat, corn and soy, as well as avocado and mango. The farm is currently in its second annual planting cycle that will be harvested towards the end of the year. Additional land will be planted in the coming years to increase revenues and market presence.

The acquisition of the farm aligns with the Sadot Group’s strategic vision of vertical integration, a step that could provide certain advantages in our goal to enhance profitability, if any. By incorporating practical vertical integration, the Company aims to boost margins. One key benefit is the farm’s capability to ensure a steady and reliable supply of grains and tree crops, which are currently experiencing high demand in the market with potential for higher margins.

Once the farm transaction is fully executed, the farm could serve as an asset for collateral, potentially enabling the Sadot Group to access credit facilities more effectively. This financial leverage could allow the Company to pursue further growth opportunities and invest in various ventures.

Moreover, the newly acquired farm has the potential to provide a fresh source of revenue by operating as a regional hub for smaller farmers. By providing future warehousing and distribution services for their products, the Sadot Group will not only aid these farmers in reaching wider markets but may also help them optimize their agricultural practices and adopt innovative technologies (Ag-tech). The goal of this symbiotic relationship is to foster a collaborative environment, strengthening the agricultural community as a whole while also contributing to the Company’s bottom line.

In conclusion, the strategic decision to vertically integrate through the farm acquisition is expected to yield multiple benefits. It has the potential to secure a stable supply chain and establish a mutually beneficial ecosystem that fosters innovation and growth in the agricultural sector.

4.	Optimizing Food Service Operations (Pokémoto / Muscle Maker Grill / Superfit Foods)

Pokémoto

The Sadot Group’s flagship fast casual restaurant brand, recently celebrated the grand opening of its 32nd location, marking a significant milestone in its expansion journey. With operations already established in 15 states, Pokémoto’s popularity is on the rise. The brand’s success is further reflected in securing over an additional 55 signed franchise agreements to date, a testament to its appeal and brand recognition, and potential for growth throughout the USA. The Sadot Group is determined to become a leader in the industry with Pokémoto, aspiring to become the premier brand in the rapidly growing fast casual “Poke” segment. As part of its strategic vision, the Sadot Group is actively working to transition corporate locations into a streamlined franchise model. This move aims to enhance efficiency while providing a localized brand experience across all Pokémoto outlets, projecting the Company toward being a leading player in the “Poke” fast casual dining restaurant segment.

Muscle Maker Grill

The Sadot Group is actively pursuing an optimization strategy for its current locations, aiming to maximize efficiency and focus on Pokémoto’s growth. To achieve this strategic position, the Company is exploring various options, including converting and rebranding some of its existing locations to Pokémoto outlets, leveraging the brand’s success and popularity. Additionally, the Company is considering co-branding certain locations with Pokémoto to leverage synergies and expand its customer base. However, in cases where optimization may not be feasible, the Company is open to making tough decisions, even considering the possibility of closing down some locations to redirect resources towards the expansion of Pokémoto, which it has recently done with five Muscle Maker Grill locations. By carefully evaluating each option, the Sadot Group is confident that taking this fiscally responsible path will enable them to concentrate all efforts on propelling Pokémoto towards becoming a dominant force in the fast-casual “Poke” market segment.

Superfit Foods

In line with our strategic vision, the Company has made the decision to explore strategic alternatives for its Superfit Foods brand. Recognizing that Superfit Foods is not a core segment of its overall Food Service Operations business plan moving forward, the Company is seeking to streamline its focus and resources towards the growth and expansion of Pokémoto, its flagship fast casual restaurant brand. By evaluating strategic alternatives for Superfit Foods, the Company aims to ensure a more concentrated effort on its primary objective of solidifying Pokémoto’s position as a leading player in the fast casual dining industry. This strategic shift reflects Sadot Group’s commitment to maximizing opportunities in its core areas of strength and innovation.

Summary

In conclusion, the past eight months have been eventful and transformative for Sadot Group Inc. We are proud of the dedicated efforts of our people and the strength of our partnerships that have fueled our growth and expansion into the global food market. We want to take this opportunity to express our heartfelt gratitude to all of the shareholders for their unwavering support throughout this journey. Your belief in our vision has been instrumental in driving us forward.

As we move ahead, we value your feedback and encourage you to share your thoughts, helping us effectively communicate our story and progress. We truly believe that our success is a result of the collective effort of our people and our stakeholders, and we are committed to creating value for each and every one of you.

Looking back on the work accomplished to date, we are extremely proud of our achievements, but the real excitement lies in our future. The path ahead is filled with boundless opportunities, and we are enthusiastic about the possibilities that await us.

Moreover, we are thrilled to share that the coming days, weeks, and months will be filled with additional exciting news as we continue to grow and shape the future of Sadot Group Inc. Your continued support and engagement are invaluable to us, and we eagerly anticipate sharing our progress and milestones with you.

Once again, thank you for being an integral part of our journey. Together, we will continue to build a stronger, more innovative, and impactful Sadot Group Inc.

Sincerely,

Michael Roper

Michael Roper

Chief Executive Officer

Sadot Group Inc.

About this Corporate Update

The preliminary, unaudited financial results included in this Corporate Update are based on information available as of June 30, 2023, and management’s initial review of operations and financial results as of such date. They remain subject to change based on the completion of the Company’s customary quarterly financial closing and review procedures and are forward-looking statements. The Company assumes no obligation to update these statements, except as may be required by law. The actual results may be materially different and are affected by the risk factors and uncertainties identified in this Corporate Update and in the Company’s annual and quarterly filings with the Securities and Exchange Commission. Further, the Company’s independent auditor has not reviewed or performed any procedures on the preliminary, unaudited financial results.

Forward-Looking Statements

This Corporate Update may include “forward-looking statements” pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. To the extent that the information presented in this Corporate Update discusses financial projections, information, or expectations about our business plans, results of operations, products, or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “should”, “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.” Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” and elsewhere in documents that we file from time to time with the SEC. Forward-looking statements speak only as of the date of the document in which they are contained, and Sadot Group, Inc., does not undertake any duty to update any forward-looking statements except as may be required by law.